                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WEI ACQUISITION CO.

          WEI Acquisition Co. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY that:

          ONE:      Article First of the Corporation's Certificate of
Incorporation is hereby amended to read in its entirety as set forth below:

     "FIRST:   The name of the corporation is Wherehouse Entertainment, Inc."

          TWO:      The foregoing amendment was duly adopted by the Corporation pursuant to Sections 242 and 303 of the General Corporation Law. Provision for the filing of this Certificate of Amendment is contained in an order, dated January __, 1997, of the United States Bankruptcy Court for the District of Delaware in IN RE: WHEREHOUSE ENTERTAINMENT, INC., AND WEI HOLDINGS, INC., Debtors, Chapter 11, Case No. 95-911 (HSB)(Jointly Administered).



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

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert C. Davenport, its Secretary and Treasurer, this 31st day of January, 1997.

                              WEI ACQUISITION CO.
                              /s/ Bob Davenport
                              -----------------------------
                              Robert C. Davenport
                              Secretary and Treasurer


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